                                            EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2021 Results
•Net sales $891 million, growth of 3%
◦U.S. Retail comparable sales grew 5.9%
◦Global supply chain delays affected sales
•Strong third quarter profitability
◦Record gross profit margin
◦Operating margin 13.9% vs. 13.1% in Q3 2020; adjusted operating margin 13.9% vs. 13.8% in Q3 2020
•Diluted EPS $1.93 vs. $1.85 in Q3 2020; adjusted diluted EPS $1.93 vs. $1.96 in Q3 2020
•Returned $128 million to shareholders through dividends and share repurchases in Q3 2021; returned $228 million year-to-date through October
•Company raising full year profit outlook; record earnings forecasted for 2021
ATLANTA, October 29, 2021 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2021 results.
“We meaningfully exceeded our earnings objectives for the third quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “While supply chain delays impacted our ability to support the strong demand for our brands in the quarter, our continued progress with price realization, productivity improvements, and expense management enabled us to offset higher transportation costs and improve profit margins.
“Given our strong liquidity and favorable outlook for the business, we resumed share repurchases in August which, together with our dividend, returned $128 million of capital to our shareholders in the quarter.
“Our forecast for the year reflects materially better performance than we envisioned possible earlier this year. Given the expected continued benefit of structural changes made in our business to respond to pandemic-related challenges, together with the strength of our product offerings and marketing strategies, we are raising our earnings objectives for the year and forecasting record profitability for 2021.”
Adjustments to Reported GAAP Results
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. These adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Third Fiscal Quarter
	2021				2020
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$124.0	13.9%	$85.0	$1.93	$113.5	13.1%	$81.2	$1.85
COVID-19 expenses	0.3		0.2	—	3.3		2.5	0.06
Retail store operating leases and other long-lived asset impairments, net of gain	(0.3)		(0.2)	—	1.5		1.1	0.03
Restructuring costs	(0.2)		(0.1)	—	1.2		1.0	0.02
As adjusted	$123.9	13.9%	$84.9	$1.93	$119.5	13.8%	$85.9	$1.96

	First Three Fiscal Quarters
	2021				2020
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$359.1	14.8%	$242.8	$5.51	$56.0	2.8%	$10.7	$0.24
COVID-19 expenses	3.5		2.6	0.06	18.8		14.3	0.33
Restructuring costs	2.5		1.9	0.04	8.8		6.8	0.16
Retail store operating leases and other long-lived asset impairments, net of gain	(2.2)		(1.7)	(0.04)	6.5		4.9	0.11
Intangible asset impairment	—		—	—	26.5		20.2	0.46
Goodwill impairment	—		—	—	17.7		17.7	0.40
As adjusted	$362.9	15.0%	$245.6	$5.58	$134.3	6.6%	$74.7	$1.70

Note: Results may not be additive due to rounding.
Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.
Third Quarter of Fiscal 2021 compared to Third Quarter of Fiscal 2020
Net sales increased $25.5 million, or 2.9%, to $890.6 million, driven by growth in the Company’s International and U.S. Retail business segments. International and U.S. Retail segment sales grew 15% and 4%, respectively, while U.S. Wholesale sales declined 3%. U.S. Retail comparable sales increased 5.9%. U.S. Wholesale sales were affected by late arriving product due to supply chain disruptions.

Favorable changes in foreign currency exchange rates improved consolidated net sales in the third quarter of fiscal 2021 by $5.6 million.
Operating income increased $10.5 million to $124.0 million, compared to $113.5 million in the third quarter of fiscal 2020. Operating margin improved to 13.9%, compared to 13.1% in the prior year period. Adjusted operating income (a non-GAAP measure) increased $4.4 million to $123.9 million, compared to $119.5 million in the third quarter of fiscal 2020. Adjusted operating margin increased to 13.9%, compared to 13.8% in the prior year period, reflecting strong product demand, including improved price realization, offset by higher transportation costs, increased compensation provisions, and investments in marketing and omnichannel capabilities.
The effective tax rate was 21.6%, compared to 19.0% in the third quarter of fiscal 2020.
Net income was $85.0 million, or $1.93 per diluted share, compared to $81.2 million, or $1.85 per diluted share, in the third quarter of fiscal 2020. Adjusted net income (a non-GAAP measure) was $84.9 million, compared to $85.9 million in the third quarter of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) was $1.93, compared to $1.96 in the third quarter of fiscal 2020.
First Three Quarters of Fiscal 2021 compared to First Three Quarters of Fiscal 2020
Net sales increased $389.9 million, or 19.2%, to $2,424.3 million, driven by growth in all segments. The Company’s U.S. Retail, U.S. Wholesale, and International segment net sales grew 19%, 15%, and 31%, respectively. Favorable changes in foreign currency exchange rates improved consolidated net sales in the first three quarters of fiscal 2021 by $16.8 million.
Operating income was $359.1 million, compared to $56.0 million in the first three quarters of fiscal 2020. Operating margin improved to 14.8%, compared to 2.8% in the prior year period. Adjusted operating income (a non-GAAP measure) increased $228.6 million to $362.9 million, compared to $134.3 million in the first three quarters of fiscal 2020. Adjusted operating margin increased to 15.0%, compared to 6.6% in the prior year period, reflecting strong product demand, including improved price realization, the absence of COVID-related inventory provisions, higher transportation costs, and expense leverage.
The effective tax rate was 22.9%, compared to 23.8% in the first three quarters of fiscal 2020.
Net income was $242.8 million, or $5.51 per diluted share, compared to $10.7 million, or $0.24 per diluted share, in the first three quarters of fiscal 2020. Adjusted net income (a non-GAAP measure) was $245.6 million, compared to $74.7 million in the first three quarters of fiscal 2020. Adjusted earnings per diluted share (a non-GAAP measure) was $5.58, compared to $1.70 in the first three quarters of fiscal 2020.
Cash flow from operations in the first three quarters of fiscal 2021 was $7.3 million compared to $318.7 million in the first three quarters of fiscal 2020. While net income was meaningfully higher in 2021 versus last year, cash flow has been affected by changes in working capital, including higher inventory levels due to supply chain disruptions and lower payables, reflecting improved vendor payment terms which were extended during the early days of the pandemic last year.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Financial Position
The Company’s total liquidity at the end of the third quarter of fiscal 2021 was $1.69 billion, comprised of cash and cash equivalents of $943 million and $746 million in unused borrowing capacity on the Company’s $750 million secured revolving credit facility.
Return of Capital
As previously announced, the Board of Directors reinstated the Company’s common stock share repurchase program in the third quarter of fiscal 2021. In the third quarter and first three quarters of fiscal 2021, the Company returned to shareholders a total of $127.8 million and $145.4 million, respectively, through share repurchases and cash dividends as described below.
•During the third quarter of fiscal 2021, the Company repurchased and retired 1.1 million shares of its common stock for $110.3 million at an average price of $100.61 per share. Fiscal year-to-date through October 28, 2021, the Company repurchased and retired a total of 1.9 million shares for $193.0 million at an average price of $99.42 per share. All shares were repurchased in open market transactions. As of October 28, 2021, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $457 million.
•In the third quarter of fiscal 2021, the Company paid a cash dividend of $0.40 per share totaling $17.5 million. In the first three quarters of fiscal 2021, the Company paid quarterly cash dividends totaling $35.1 million.
The Company’s Board of Directors will evaluate future distributions of capital, including dividends and share repurchases, based on a number of factors, including restrictions under the Company’s revolving credit facility, business conditions, the Company’s financial performance, and other considerations.

2021 Business Outlook
“We are raising our previous sales outlook for the fourth quarter and flowing through the stronger third quarter earnings to the full year,” said Michael D. Casey. “This improved outlook reflects the benefit of wholesale customer shipments shifting from the third quarter to the fourth quarter, favorable trends in international demand, and expected continued progress in improving price realization.”
For the fourth quarter of fiscal 2021 (a 13 week fiscal quarter), the Company projects net sales will be approximately $1,025 million, adjusted operating income will be approximately $127 million (compared to adjusted operating income of $145.5 million in the fourth quarter of fiscal 2020), and adjusted diluted earnings per share will be approximately $2.00 (compared to adjusted diluted earnings per share of $2.46 in the prior year period). Factors affecting the comparability to the fourth quarter of fiscal 2020 include a 14 week fiscal quarter in 2020, higher transportation costs, and the benefit of the release of inventory reserves in the prior year period. The forecast for adjusted operating income and adjusted diluted earnings per share excludes approximately $0.2 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies, and a benefit of approximately $0.1 million related to a gain on modifications of previously-impaired leases.
For fiscal 2021 (a 52 week fiscal year), the Company projects net sales will be approximately $3.45 billion, adjusted operating income will be approximately $490 million (compared to adjusted operating income of $279.8 million in fiscal 2020), and adjusted diluted earnings per share will be approximately $7.57 (compared to adjusted diluted earnings per share of $4.16 in fiscal 2020). The forecast for adjusted operating income and adjusted diluted earnings per share excludes approximately $3.7 million of expenses related to the COVID-19 pandemic, including costs associated with additional protective equipment and cleaning supplies, approximately $2.5 million of restructuring costs, and a benefit of approximately $2.3 million related to a gain on modifications of previously-impaired leases.
Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2021 results and its business outlook on October 29, 2021 at 8:30 a.m. Eastern Daylight Time. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To participate in the call, please dial 334-777-6978. A replay of the call will be available shortly after the broadcast through November 28, 2021, at 888-203-1112 (U.S. / Canada) or +1 719-457-0820 (international), passcode 9590642. The replay will also be archived online on the “Webcasts & Presentations” page noted above.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic, supply chain challenges and our responses thereto and the Company’s future outlook, earnings, and strategy. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the marketplace; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$890,586	$865,080	$2,424,347	$2,034,437
Cost of goods sold	481,298	483,333	1,262,822	1,170,778
Adverse purchase commitments (inventory and raw materials), net	507	(1,968)	(7,923)	16,166
Gross profit	408,781	383,715	1,169,448	847,493
Royalty income, net	8,442	9,063	22,550	19,989
Selling, general, and administrative expenses	293,192	279,251	832,889	767,237
Goodwill impairment	—	—	—	17,742
Intangible asset impairment	—	—	—	26,500
Operating income	124,031	113,527	359,109	56,003
Interest expense	15,196	16,347	45,839	40,523
Interest income	(335)	(330)	(761)	(1,217)
Other expense (income), net	844	(2,758)	(796)	2,647
Income before income taxes	108,326	100,268	314,827	14,050
Income tax provision	23,350	19,027	72,052	3,347
Net income	$84,976	$81,241	$242,775	$10,703

Basic net income per common share	$1.94	$1.86	$5.53	$0.25
Diluted net income per common share	$1.93	$1.85	$5.51	$0.24
Dividend declared and paid per common share	$0.40	$—	$0.80	$0.60

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	October 2, 2021	% of Total Net Sales	September 26, 2020	% of Total Net Sales	October 2, 2021	% of Total Net Sales	September 26, 2020	% of Total Net Sales
Net sales:
U.S. Retail	$465,711	52.3%	$449,150	51.9%	$1,296,405	53.5%	$1,085,883	53.4%
U.S. Wholesale	294,180	33.0%	302,135	34.9%	809,186	33.4%	706,009	34.7%
International	130,695	14.7%	113,795	13.2%	318,756	13.1%	242,545	11.9%
Consolidated net sales	$890,586	100.0%	$865,080	100.0%	$2,424,347	100.0%	$2,034,437	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$87,151	18.7%	$47,559	10.6%	$250,751	19.3%	$38,902	3.6%
U.S. Wholesale	40,074	13.6%	65,718	21.8%	150,724	18.6%	89,141	12.6%
International	22,754	17.4%	17,400	15.3%	41,495	13.0%	(15,819)	(6.5)%
Corporate expenses (*)	(25,948)	n/a	(17,150)	n/a	(83,861)	n/a	(56,221)	n/a
Consolidated operating income	$124,031	13.9%	$113,527	13.1%	$359,109	14.8%	$56,003	2.8%
(*)    Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal Quarter Ended October 2, 2021			Three Fiscal Quarters Ended October 2, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$0.2	$0.1	$—	$1.7	$1.5	$0.3
Restructuring costs (1)	(0.1)	—	—	(0.6)	0.1	2.3
Retail store operating leases and other long-lived asset impairments, net of gain (2)	(0.3)	—	—	(2.2)	—	—
Total charges (3)	$(0.2)	$0.1	$—	$(1.1)	$1.6	$2.6
(1)Three fiscal quarters ended October 2, 2021 include $2.3 million of costs associated with the early exit of the Canada corporate office lease. Fiscal quarter and three fiscal quarters ended October 2, 2021 also includes a corporate benefit related to organizational restructuring of $0.1 million and corporate charges related to organizational restructuring of $0.8 million, respectively.
(2)Related to gains on the modification of previously impaired retail store leases.
(3)Total charges for three fiscal quarters ended October 2, 2021 exclude a customer bankruptcy recovery of $38,000.

(dollars in millions)	Fiscal Quarter Ended September 26, 2020			Three Fiscal Quarters Ended September 26, 2020
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Restructuring costs (1)	$0.3	$0.2	$0.3	$3.4	$1.5	$1.9
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	1.6	1.4	0.3	8.3	8.5	2.0
Retail store operating leases and other long-lived asset impairments, net of gain	1.5	—	—	6.3	—	0.2
Total charges	$3.4	$1.6	$0.6	$32.1	$18.4	$25.8
(1)The third fiscal quarter ended September 26, 2020 and the first three fiscal quarters ended September 26, 2020 also include corporate charges related to organizational restructuring of $0.4 million and $2.0 million, respectively.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	October 2, 2021	January 2, 2021	September 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$943,025	$1,102,323	$831,175
Accounts receivable, net of allowance for credit losses of $8,678, $5,940, and $7,675, respectively	261,182	186,512	263,231
Finished goods inventories, net of inventory reserves of $23,698, $14,206, and $30,053, respectively	722,396	599,262	646,608
Prepaid expenses and other current assets	56,182	57,927	56,493
Total current assets	1,982,785	1,946,024	1,797,507
Property, plant, and equipment, net of accumulated depreciation of $557,164, $583,980, and $576,123 respectively	218,828	262,345	274,574
Operating lease assets	510,051	593,008	619,057
Tradenames, net	307,705	307,893	307,955
Goodwill	212,016	211,776	209,507
Customer relationships, net	34,843	37,510	38,147
Other assets	28,028	34,024	34,874
Total assets	$3,294,256	$3,392,580	$3,281,621

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$388,726	$472,140	$473,473
Current operating lease liabilities	153,339	185,152	172,364
Other current liabilities	132,400	135,240	115,069
Total current liabilities	674,465	792,532	760,906

Long-term debt, net	990,900	989,530	989,086
Deferred income taxes	52,967	52,770	60,160
Long-term operating lease liabilities	464,660	554,497	587,099
Other long-term liabilities	56,390	65,218	62,489
Total liabilities	$2,239,382	$2,454,547	$2,459,740

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at October 2, 2021, January 2, 2021, and September 26, 2020	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 42,946,790, 43,780,075, and 43,648,671 shares issued and outstanding at October 2, 2021, January 2, 2021, and September 26, 2020, respectively	429	438	436
Additional paid-in capital	—	17,752	9,258
Accumulated other comprehensive loss	(32,689)	(32,760)	(41,402)
Retained earnings	1,087,134	952,603	853,589
Total stockholders' equity	1,054,874	938,033	821,881
Total liabilities and stockholders' equity	$3,294,256	$3,392,580	$3,281,621

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$242,775	$10,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	65,269	66,985
Amortization of intangible assets	2,799	2,784
Provisions for excess and obsolete inventory	9,507	20,912
Goodwill impairment	—	17,742
Intangible asset impairments	—	26,500
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	1,988	9,395
Amortization of debt issuance costs	2,271	1,641
Stock-based compensation expense	15,837	9,531
Unrealized foreign currency exchange loss, net	95	1,354
Provisions for doubtful accounts receivable from customers	2,754	7,702
Unrealized gain on investments	(1,910)	(628)
Deferred income taxes expense (benefit)	894	(16,697)
Effect of changes in operating assets and liabilities:
Accounts receivable	(77,522)	(21,576)
Finished goods inventories	(132,999)	(76,739)
Prepaid expenses and other assets(*)	2,483	(8,432)
Accounts payable and other liabilities	(126,922)	267,551
Net cash provided by operating activities	$7,319	$318,728

Cash flows from investing activities:
Capital expenditures	$(28,663)	$(25,212)
Proceeds from sale of investments(*)	5,000	1,400
Net cash used in investing activities	$(23,663)	$(23,812)

Cash flows from financing activities:
Proceeds from senior notes due 2025	$—	$500,000
Payment of debt issuance costs	(223)	(7,639)
Borrowings under secured revolving credit facility	—	644,000
Payments on secured revolving credit facility	—	(744,000)
Repurchases of common stock	(110,262)	(45,255)
Dividends paid	(35,143)	(26,260)
Withholdings from vesting of restricted stock	(3,897)	(4,928)
Proceeds from exercises of stock options	7,460	3,728
Net cash (used in) provided by financing activities	$(142,065)	$319,646

Net effect of exchange rate changes on cash and cash equivalents	(889)	2,302
Net (decrease) increase in cash and cash equivalents	$(159,298)	$616,864
Cash and cash equivalents, beginning of period	1,102,323	214,311
Cash and cash equivalents, end of period	$943,025	$831,175
(*)Cash flows for the three fiscal quarters ended September 26, 2020 were revised to reflect the reclassification of $1.4 million proceeds from sale of investments from cash flows from operating activities to cash flows from investing activities.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended October 2, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$408.8	45.9%	$293.2	32.9%	$124.0	13.9%	$23.4	$85.0	$1.93
COVID-19 expenses (b)	—		(0.3)		0.3		0.1	0.2	—
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		0.3		(0.3)		(0.1)	(0.2)	—
Restructuring costs (d)	—		0.2		(0.2)		—	(0.1)	—
As adjusted (a)	$408.8	45.9%	$293.3	32.9%	$123.9	13.9%	$23.3	$84.9	$1.93

	Three Fiscal Quarters Ended October 2, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,169.4	48.2%	$832.9	34.4%	$359.1	14.8%	$72.1	$242.8	$5.51
COVID-19 expenses (b)	—		(3.5)		3.5		0.9	2.6	0.06
Restructuring costs (d)	—		(2.5)		2.5		0.7	1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		2.2		(2.2)		(0.5)	(1.7)	(0.04)
As adjusted (a) (g)	$1,169.4	48.2%	$829.1	34.2%	$362.9	15.0%	$73.0	$245.6	$5.58

	Fiscal Quarter Ended September 26, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$383.7	44.4%	$279.3	32.3%	$113.5	13.1%	$19.0	$81.2	$1.85
COVID-19 expenses (b)	—		(3.3)		3.3		0.8	2.5	0.06
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		(1.5)		1.5		0.4	1.1	0.03
Restructuring costs (d)	—		(1.2)		1.2		0.2	1.0	0.02
As adjusted (a)	$383.7	44.4%	$273.2	31.6%	$119.5	13.8%	$20.4	$85.9	$1.96

	Three Fiscal Quarters Ended September 26, 2020
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$847.5	41.7%	$767.2	37.7%	$56.0	2.8%	$3.3	$10.7	$0.24
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (b)	—		(18.8)		18.8		4.5	14.3	0.33
Restructuring costs (d)	—		(8.8)		8.8		1.9	6.8	0.16
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		(6.5)		6.5		1.6	4.9	0.11
As adjusted (a)	$847.5	41.7%	$733.2	36.0%	$134.3	6.6%	$17.7	$74.7	$1.70

	Fiscal Quarter Ended January 2, 2021 (14 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$465.9	47.1%	$338.4	34.2%	$133.9	13.5%	$21.9	$99.0	$2.26
COVID-19 expenses (b)	—		(2.5)		2.5		0.6	1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		(1.2)		1.2		0.3	0.9	0.02
Restructuring costs (d)	—		(7.9)		7.9		1.9	6.0	0.14
As adjusted (a)	$465.9	47.1%	$326.8	33.0%	$145.5	14.7%	$24.7	$107.9	$2.46

	Fiscal Year Ended January 2, 2021 (53 weeks)
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,313.4	43.4%	$1,105.6	36.6%	$189.9	6.3%	$25.3	$109.7	$2.50
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.46
Goodwill impairment (f)	—		—		17.7		—	17.7	0.40
COVID-19 expenses (b)			(21.4)		21.4		5.2	16.2	0.37
Restructuring costs (d)	—		(16.6)		16.6		3.8	12.9	0.29
Retail store operating leases and other long-lived asset impairments, net of gain (c)	—		(7.6)		7.6		1.8	5.8	0.13
As adjusted (a)	$1,313.4	43.4%	$1,059.9	35.0%	$279.8	9.3%	$42.3	$182.6	$4.16

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measures that present gross profit, SG&A, operating income, income tax, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measures included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measures are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(c)Impairments include a gain on the remeasurement of retail store operating leases.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(e)Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.
(f)Goodwill impairment charge recorded in the International segment.
(g)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,260,471	43,193,752	43,358,998	43,237,319
Dilutive effect of equity awards	155,575	156,878	153,252	174,351
Diluted number of common and common equivalent shares outstanding	43,416,046	43,350,630	43,512,250	43,411,670
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$84,976	$81,241	$242,775	$10,703
Income allocated to participating securities	(1,024)	(837)	(2,919)	(88)
Net income available to common shareholders	$83,952	$80,404	$239,856	$10,615
Basic net income per common share	$1.94	$1.86	$5.53	$0.25
Diluted net income per common share:
Net income	$84,976	$81,241	$242,775	$10,703
Income allocated to participating securities	(1,021)	(834)	(2,910)	(89)
Net income available to common shareholders	$83,955	$80,407	$239,865	$10,614
Diluted net income per common share	$1.93	$1.85	$5.51	$0.24
As adjusted (a):
Basic net income per common share:
Net income	$84,892	$85,903	$245,579	$74,700
Income allocated to participating securities	(1,022)	(885)	(2,953)	(759)
Net income available to common shareholders	$83,870	$85,018	$242,626	$73,941
Basic net income per common share	$1.94	$1.97	$5.60	$1.71
Diluted net income per common share:
Net income	$84,892	$85,903	$245,579	$74,700
Income allocated to participating securities	(1,019)	(882)	(2,944)	(757)
Net income available to common shareholders	$83,873	$85,021	$242,635	$73,943
Diluted net income per common share	$1.93	$1.96	$5.58	$1.70
.
(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.1 million and $2.8 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended October 2, 2021, respectively. The Company has excluded $4.7 million and $64.0 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 26, 2020, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020	October 2, 2021
Net income	$85.0	$81.2	$242.8	$10.7	$341.8
Interest expense	15.2	16.3	45.8	40.5	61.4
Interest income	(0.3)	(0.3)	(0.8)	(1.2)	(1.1)
Income tax expense	23.4	19.0	72.1	3.3	94.0
Depreciation and amortization	21.6	24.1	68.1	69.8	92.3
EBITDA	$144.8	$140.4	$428.0	$123.1	$588.4

Adjustments to EBITDA
Intangible asset impairment (a)	$—	$—	$—	$26.5	$—
Goodwill impairment (b)	—	—	—	17.7	—
COVID-19 expenses (c)	0.3	3.3	3.5	18.8	6.0
Restructuring costs (d)	(0.2)	1.0	1.4	8.5	9.0
Retail store operating leases and other long-lived asset impairments, net of gain (e)	(0.3)	1.5	(2.2)	6.4	(1.0)
Total adjustments	(0.2)	5.8	2.6	78.1	14.0
Adjusted EBITDA (f)	$144.6	$146.2	$430.6	$201.2	$602.4

(a)Related to the write-down of the OshKosh and Skip Hop tradename assets.
(b)Goodwill impairment charge recorded in the International segment.
(c)Expenses incurred due to the COVID-19 pandemic.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter, three fiscal quarters, and four fiscal quarters ended October 2, 2021 exclude $0.1 million, $1.2 million, and $1.4 million of depreciation expense included in the corresponding depreciation and amortization line item, respectively.
(e)Impairments include gain on the remeasurement of retail store operating leases.
(f)Adjusted EBITDA for three fiscal quarters and four fiscal quarters ended October 2, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (f) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and three fiscal quarters ended October 2, 2021:

	Fiscal Quarter Ended
	Reported Net Sales October 2, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales October 2, 2021	Reported Net Sales September 26, 2020	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$890.6	$5.6	$885.0	$865.1	2.9%	2.3%
International segment net sales	$130.7	$5.6	$125.1	$113.8	14.9%	9.9%

	Three Fiscal Quarters Ended
	Reported Net Sales October 2, 2021	Impact of Foreign Currency Translation	Constant-Currency Net Sales October 2, 2021	Reported Net Sales September 26, 2020	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,424.3	$16.8	$2,407.6	$2,034.4	19.2%	18.3%
International segment net sales	$318.8	$16.8	$302.0	$242.5	31.4%	24.5%

Note: Results may not be additive due to rounding.
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.